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                                                                    EXHIBIT 10.7

                               SECOND AMENDMENT TO

                                 ALLERGAN, INC.

                           1999 MANAGEMENT BONUS PLAN

      The ALLERGAN, INC. 1999 MANAGEMENT BONUS PLAN (the "Plan") is hereby amended, effective January 1, 2000, to clarify that "Change in Control" as used in the Plan means the following and shall be deemed to occur if any of the following events occur:

               (a) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person"), is or becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act (a "Beneficial Owner"), directly or indirectly, of securities of Allergan, Inc. (the "Company") representing
       (i) 20% or more of the combined voting power of the Company's then outstanding voting securities, which acquisition is not approved in advance of the acquisition or within 30 days after the acquisition by a majority of the Incumbent Board (as hereinafter defined) or (ii) 33% or more of the combined voting power of the Company's then outstanding voting securities, without regard to whether such acquisition is approved by the Incumbent Board;

               (b) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for the purposes of this Plan, be considered as though such person were a member of the Incumbent Board of the Company;

               (c) The consummation of a merger, consolidation or reorganization involving the Company, other than one which satisfies both of the following conditions:

                     (1) a merger, consolidation or reorganization which would
              result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) at least 55% of the combined voting power of the voting securities of the Company or such other entity resulting

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              from the merger, consolidation or reorganization (the "Surviving
              Corporation") outstanding immediately after such merger, consolidation or reorganization and being held in substantially the same proportion as the ownership in the Company's voting securities immediately before such merger, consolidation or reorganization, and

                     (2) a merger, consolidation or reorganization in which no
              Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities; or

              (d) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of the Company's assets.

       Notwithstanding the preceding provisions, a Change in Control shall not be deemed to have occurred if the Person described in the preceding provisions is (1) an underwriter or underwriting syndicate that has acquired any of the Company's then outstanding voting securities solely in connection with a public offering of the Company's securities, (2) the Company or any subsidiary of the Company or (3) an employee stock ownership plan or other employee benefit plan maintained by the Company (or any of its affiliated companies) that is qualified under the provisions of the Internal Revenue Code of 1986, as amended. In addition, notwithstanding the preceding provisions, a Change in Control shall not be deemed to have occurred if the Person described in the preceding provisions becomes a Beneficial Owner of more than the permitted amount of outstanding securities as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by such Person, provided, that if a Change in Control would occur but for the operation of this sentence and such Person becomes the Beneficial Owner of any additional voting securities (other than through the exercise of options granted under any stock option plan of the Company or through a stock dividend or stock split), then a Change in Control shall occur.

       IN WITNESS WHEREOF, Allergan, Inc. hereby executes this Second Amendment on the 30th day of December, 1999.

ALLERGAN, INC.


BY:  /s/ Francis R. Tunney, Jr.
     ----------------------------
     Francis R. Tunney, Jr.,
     Corporate Vice President--Administration,
     General Counsel and Secretary